EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Second Quarter Fiscal 2017

MINNEAPOLIS, April 06, 2017 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2017.

Second quarter fiscal 2017 financial and operating results include (with growth rates compared to second quarter of fiscal 2016):

  Consolidated net sales increased 13.5% to $8,743,000
  ZERUST® net sales increased 13.2% to $7,228,000
  Natur-Tec® net sales increased 14.8% to $1,515,000
  Joint venture operating income increased 33.4% to $2,567,000
  Net income attributable to NTIC was $387,000, or $0.09 per diluted share

“Global demand has remained strong for our core ZERUST® industrial products and services,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.   “Through second quarter of fiscal 2017, NTIC achieved a 25.2% year-over-year improvement in consolidated net sales, while sales at NTIC’s joint ventures increased 12.3%.  Furthermore, our emerging Natur-Tec and Chinese business demonstrated strong year-over-year growth, and both businesses neared breakeven for second quarter.  As Natur-Tec and NTIC China continue to scale their businesses, we expect both business units to begin producing operating profits in the third quarter.  During the second quarter, NTIC experienced both year-over-year and sequential improvements in profitability due to stronger gross margins, higher Natur-Tec and NTIC China sales, and controlled operating expenses.”

NTIC’s consolidated net sales increased 13.5% to nearly $8,743,000 during the three months ended February 28, 2017, compared to almost $7,705,000 for the three months ended February 29, 2016.  This increase was primarily a result of increased demand and sales of ZERUST® industrial rust and corrosion inhibiting packaging products and sales of Natur-Tec® products, partially offset by lower sales to joint ventures and lower ZERUST® sales to oil and gas customers.  For the first half of fiscal 2017, consolidated net sales increased 25.2% to $18,445,000, compared to $14,729,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 28, 2017 and February 29, 2016 by segment:

	Three Months Ended
	February 28,	% of Net	February 29,	% of Net	%
	2017	Sales	2016	Sales	Change
ZERUST® industrial net sales	$6,588,801	75.4%	$5,330,686	69.2%	23.6%
ZERUST® joint venture net sales	433,317	5.0%	677,320	8.8%	(36.0%)
ZERUST® oil & gas net sales	205,909	2.3%	377,331	4.9%	(45.4%)
Total ZERUST® net sales	$7,228,027	82.7%	$6,385,337	82.9%	13.2%
Total Natur-Tec® sales	1,514,876	17.3%	1,319,597	17.1%	14.8%
Total net sales	$8,742,903	100.0%	$7,704,934	100.0%	13.5%

	Six Months Ended
	February 28,	% of Net	February 29,	% of Net	%
	2017	Sales	2016	Sales	Change
ZERUST® industrial net sales	$13,107,090	71.0%	$10,445,102	70.9%	25.5%
ZERUST® joint venture net sales	1,253,375	6.8%	1,200,347	8.1%	4.4%
ZERUST® oil & gas net sales	952,240	5.2%	717,570	4.9%	32.7%
Total ZERUST® net sales	$15,312,705	83.0%	$12,363,019	83.9%	23.9%
Total Natur-Tec® sales	3,132,221	17.0%	2,366,352	16.1%	32.4%
Total net sales	$18,444,926	100.0%	$14,729,371	100.0%	25.2%

NTIC anticipates that sales of ZERUST® products and services into the oil and gas industry will continue to remain subject to significant volatility from quarter to quarter as sales are recognized.

NTIC’s joint venture operating income increased 33.4% to $2,567,000 during the three months ended February 28, 2017, compared to joint venture operating income of $1,924,000 during the three months ended February 29, 2016.  This increase was attributable to a corresponding increase in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which were $22,963,000 during the three months ended February 28, 2017, compared to $20,129,000 for the three months ended February 29, 2016.  Year-to-date, NTIC’s joint venture operating income increased 17.4% to $5,157,000, compared to joint venture operating income of $4,392,000 during the six months ended February 29, 2016.  Net sales of NTIC’s joint ventures increased 12.3% to $47,163,000 during the six months ended February 28, 2017, compared to $42,000,000 for the six months ended February 29, 2016.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2017 were 55.3%, compared to 57.1% for the same period last fiscal year.  This reduction was primarily due to higher net sales, stable general and administrative expenses, and lower research and development expenses, partially offset by higher selling expenses.  Year-to-date, operating expenses, as a percent of net sales, were 54.1%, compared to 61.8% for the same period last fiscal year.

NTIC’s general and administrative expenses increased due to an increase in legal expenses in North America related to the litigation against Cortec Corporation.  NTIC incurred legal expenses of $477,000, compared to $221,000 during the six months ended February 29, 2016, which adversely affected net income attributable to NTIC by approximately $0.10 per diluted share during the six months ended February 28, 2017, compared to approximately $0.05 per diluted share during the six months ended February 29, 2016.

NTIC reported net income attributable to NTIC for the second quarter of fiscal 2017 of $387,000, or $0.09 per diluted share, compared to a net loss attributable to NTIC of $(108,000), or $(0.02) per share for the same period last fiscal year.  For the first half of fiscal 2017, the company reported net income attributable to NTIC of $685,000, or $0.15 per diluted share, compared to a net loss attributable to NTIC of $(342,000), or $(0.08) per share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $15,365,000 at February 28, 2017, including $3,049,000 in cash and cash equivalents and $748,000 in available for sale securities, compared to $16,948,000 at August 31, 2016, including $3,395,000 in cash and cash equivalents and $2,244,000 in available for sale securities.  During the first week of the third quarter of fiscal 2017, NTIC received a dividend payment from certain joint ventures of $4,500,000.

Mr. Lynch added, “Our second quarter results demonstrate the solid foundation of our business plan, which includes increasing ZERUST®’s global market share, while expanding into new large and growing market segments. Based on the high number of new requests for proposals and implementation planning meetings, we expect to see an increase in oil and gas purchase orders and installations in calendar year 2017.  Oil and gas sales have taken longer than expected to develop, but the continued increase in interest we are seeing from an expanding number of countries leaves us confident in the long-term growth potential of this market.  Net sales and profitability in both North America and at our joint ventures have traditionally increased in the second half of our fiscal year compared to the first half, and we expect this trend to continue in fiscal 2017 as well.”

Outlook

For the fiscal year ending August 31, 2017, NTIC is maintaining its annual financial guidance and expects its net sales to range between $37.5 million and $39.0 million, and its net income attributable to NTIC to range between $3.4 million to $3.9 million, or between $0.75 and $0.85 per diluted share.

These estimates are subject to significant risks and uncertainties, including without limitation to risks and uncertainties relating to NTIC’s Chinese operations, its ongoing litigation against its former Chinese joint venture partner, its options related to the recent dismissal of its litigation against Cortec Corporation, and other risks and uncertainties.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2017 and its future outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 92678256.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s expectations regarding its financial guidance for fiscal 2017, its expectations regarding the future success of its business model, the profitability of Natur-Tec® and NTIC China and the success of its oil and gas business, NTIC’s expectations regarding net sales and profitability in North America and at its joint ventures during the second half of fiscal 2017, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order:  the effect on NTIC’s business and operating results of the termination of NTIC’s joint venture relationship in China and sale of products and services in China through NTIC China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner and its options related to the recent dismissal of its litigation against Cortec Corporation; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC’s other joint ventures on NTIC’s business and operating results; risks related to the impending exit of the United Kingdom from the European Union and the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2016 filed by NTIC with the SEC on November 22, 2016 and its most recent quarterly report on Form 10-Q for the quarter ended November 30, 2016 filed by NTIC with the SEC on January 17, 2017. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2017 (UNAUDITED)
AND AUGUST 31, 2016 (AUDITED)

	February 28, 2017	August 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,048,948	$3,395,274
Available for sale securities	748,254	2,243,864
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of
$40,000 at February 28, 2017 and August 31, 2016	5,916,486	4,755,320
Trade joint ventures	462,582	791,903
Fees for services provided to joint ventures	1,242,569	1,406,587
Income taxes	240,534	215,905
Inventories	8,052,207	7,711,287
Prepaid expenses	614,735	422,031
Total current assets	20,326,315	20,942,171

PROPERTY AND EQUIPMENT, NET	7,485,197	7,275,872

OTHER ASSETS:
Investments in joint ventures	21,059,113	19,840,774
Deferred income taxes	1,614,229	1,639,762
Patents and trademarks, net	1,305,039	1,278,597
Other	—	92,874
Total other assets	23,978,381	22,852,007
Total assets	$51,789,893	$51,070,050

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,565,903	$2,753,903
Accrued liabilities:
Payroll and related benefits	708,411	938,363
Other	687,164	301,836
Total current liabilities	4,961,478	3,994,102

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000
shares; issued and outstanding 4,524,970 and 4,533,416, respectively	90,499	90,668
Additional paid-in capital	13,879,361	13,798,567
Retained earnings	34,339,958	33,655,357
Accumulated other comprehensive loss	(4,015,577)	(3,009,617)
Stockholders’ equity	44,294,241	44,534,975
Non-controlling interest	2,534,174	2,540,973
Total equity	46,828,415	47,075,948
Total liabilities and equity	$51,789,893	$51,070,050

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2017 AND FEBRUARY 29, 2016

	Three Months Ended		Six Months Ended
	February 28, 2017	February 29, 2016	February 28, 2017	February 29, 2016
NET SALES:
Net sales, excluding joint ventures	$8,309,586	$7,027,614	$17,191,551	$13,529,024
Net sales, to joint ventures	433,317	677,320	1,253,375	1,200,347
Total net sales	8,742,903	7,704,934	18,444,926	14,729,371

Cost of goods sold	5,870,186	5,268,224	12,482,952	10,143,647
Gross profit	2,872,717	2,436,710	5,961,974	4,585,724

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,383,139	952,667	2,657,143	1,936,420
Fees for services provided to joint ventures	1,184,028	971,042	2,499,619	2,456,471
Total joint venture operations	2,567,167	1,923,709	5,156,762	4,392,891

OPERATING EXPENSES:
Selling expenses	2,246,482	1,475,433	4,285,566	3,000,516
General and administrative expenses	1,842,528	1,806,557	4,314,308	3,981,164
Research and development expenses	742,037	1,113,525	1,384,559	2,117,622
Total operating expenses	4,831,047	4,395,515	9,984,433	9,099,302

OPERATING INCOME (LOSS)	608,837	(35,096)	1,134,303	(120,687)

INTEREST INCOME	4,516	14,384	8,079	28,557
INTEREST EXPENSE	(3,470)	(10,796)	(8,093)	(15,522)
OTHER INCOME	—	961	—	961

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	609,883	(30,547)	1,134,289	(106,691)

INCOME TAX EXPENSE	124,909	40,466	242,622	36,964

NET INCOME (LOSS)	484,974	(71,013)	891,667	(143,655)

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	98,008	36,776	207,062	198,485

NET INCOME (LOSS) ATTRIBUTABLE TO NTIC	$386,966	$(107,789)	$684,605	$(342,140)

NET INCOME (LOSS) ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.09	$(0.02)	$0.15	$(0.08)
Diluted	$0.09	$(0.02)	$0.15	$(0.08)

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,525,091	4,537,429	4,527,555	4,536,995
Diluted	4,562,024	4,537,429	4,559,485	4,536,995

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600